Exhibit 99.1

Snap Interactive Announces $3 Million Senior Secured Convertible Note Financing

New York, NY – February 17, 2015 –Snap Interactive, Inc. (“SNAP” or the “Company”) (OTCQB: STVI), announced today that it has completed a private placement of a 12.0% Senior Secured Convertible Note due February 2017 in the principal amount of $3,000,000 to Sigma Opportunity Fund II, LLC. The note is convertible into shares of common stock at a fixed price of $0.20 per share and is secured by a first priority lien in substantially all of the Company’s assets. The Company intends to use the net proceeds from the offering for general corporate purposes.

In connection with the issuance of the note, the Company issued Sigma Opportunity Fund II, LLC 350,000 shares of common stock and a five year warrant to purchase an additional 10,500,000 shares of common stock at an exercise price of $0.35 per share. The Company also entered into an advisory agreement with Sigma Capital Advisors, LLC, the managing member of Sigma Opportunity Fund II, LLC, to provide the Company with certain advisory services in exchange for 150,000 shares of common stock, a five year warrant to purchase an additional 4,500,000 shares of common stock at an exercise price of $0.35 per share and a monthly fee of $10,000.

None of the note, shares of common stock or warrants issued to Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC nor the shares of common stock issuable upon the conversion or exercise of the note or warrants issued to Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC have been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms, including The Grade and AYI.com.

About Sigma

Sigma Capital Partners, LLC, through its affiliate fund Sigma Opportunity Fund II, LLC, is a multi-strategy private equity firm that focuses on investing in small-to-mid size companies operating primarily in the IT, Telecom, Technology and Business Services industries.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to achieve break-even cash flow; or positive Adjusted EBITDA; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers or new subscription transactions; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's application and websites. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Contact:
IR@snap-interactive.com

PR Contact:
Adam Handelsman
adam@specopscomm.com
212-518-7721